Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Monday, March 12, 2018	Investor Relations Contact: Daniel Wong (808) 835-3700 Investor.Relations@HawaiianAir.com Media Relations Contact: Alex Da Silva (808) 835-3712 Alex.DaSilva@HawaiianAir.com
Hawaiian Airlines Updates Expected First Quarter and Full Year 2018 Metrics, Recasts Results per New Accounting Standard

HONOLULU – Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (“Hawaiian” or the "Company"), has updated its expectations for certain first quarter and full year 2018 financial metrics. The Company has also retrospectively recast certain prior period financial results in accordance with its adoption of the new revenue recognition accounting standard.

First Quarter 2018 Outlook
The Company has revised certain of its expectations for the quarter ending March 31, 2018 that were previously provided on January 29, 2018.

Specifically, for the quarter ending March 31, 2018 the Company:

•	raised its expectations for operating revenue per available seat mile (RASM) due to better-than-expected passenger revenue performance in each of its geographies and cargo demand across the network;

•	revised its expectations for available seat miles (ASMs) and fuel consumption due in part to adjustments in aircraft deployments related to the delayed delivery of A321neo aircraft; and

•	revised its expectations for operating cost per available seat mile (CASM) excluding fuel and special items.

The Company also expects to record one-time charges in the first quarter totaling between $35 million and $40 million related to the purchase of three previously leased Boeing 767 aircraft, as well as the cancellation of an order for six Airbus A330-800 aircraft. These one-time charges will have no impact on CASM excluding fuel and special items.

The table below summarizes the Company’s revised expectations, expressed as an expected percentage change compared to results for the first quarter ended March 31, 2017.

	First Quarter 2017	Original First Quarter 2018 Guidance	Revised First Quarter 2018 Guidance	GAAP Equivalent	Original GAAP First Quarter 2018 Guidance	Revised GAAP First Quarter 2018 Guidance
Operating revenue per ASM (a)	13.40¢	Down 0.5% to up 2.5%	Up 3.0% to up 5.0%
Cost per ASM excluding aircraft fuel and special items (a)(b)	9.33¢	Up 3.5% to up 6.5%	Up 4.0% to up 6.0%	Cost per ASM	Up 3.3% to up 6.7%	Up 9.5% to up 13.2%
ASMs (000s)	4,522,353	Up 3.0% to up 5.0%	Up 4.0% to up 5.0%
Gallons of jet fuel consumed (000s)	61,738	Up 4.0% to up 6.0%	Up 5.0% to up 7.0%
(a) 2017 amounts recast in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers
(b) See Table 1 below for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items

Full Year 2018 Outlook
The Company has also revised certain of its expectations for the full year ending December 31, 2018 that were previously provided on January 29, 2018.

Specifically, for the year ending December 31, 2018 the Company raised its expectations for CASM excluding aircraft fuel and special items and lowered its expectations for ASMs due to unforeseen delays in the delivery of A321neos. Excluded from the Company's expectations for CASM excluding aircraft fuel and special items are any assumptions related to the amendable contract with its flight attendant union.

The table below summarizes the Company’s revised expectations, expressed as an expected percentage change compared to results for the year ended December 31, 2017.

	Full Year 2017	Original Full Year 2018 Guidance	Revised Full Year 2018 Guidance	GAAP Equivalent	Original GAAP Full Year 2018 Guidance	Revised GAAP Full Year 2018 Guidance
Cost per ASM excluding aircraft fuel and special items (a)(b)	9.19¢	Down 0.5% to up 2.5%	Up 1.0% to up 4.0%	Cost per ASM	Up 1.9% to up 5.4%	Up 4.6% to up 8.3%
ASMs (000s)	19,006,682	Up 5.0% to up 8.0%	Up 4.0% to up 7.0%
(a) 2017 amount recast in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers
(b) See Table 1 below for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items

The Company believes that cost per ASM excluding aircraft fuel and special items provides useful information about the underlying cost structure of the Company and is consistent with the metrics used by management to measure and monitor the Company's costs.

New Revenue Recognition Accounting Standard
As of January 1, 2018, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, which affects the Company’s accounting for frequent flyer mileage sales, passenger revenue, other operating revenue, and selling costs. For additional details on the impact of the standard, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Company elected to adopt ASC 606 using the full retrospective transition method and is recasting certain quarterly and full year 2016 and 2017 financial results previously reported to reflect the expected results. The adoption and related disclosures required by GAAP will be reported in the Company’s future filings beginning in its Quarterly Report on Form 10-Q for the first quarter of 2018.

Statements of Operations: Select Recast GAAP Results (unaudited)

(in thousands, except per share data)	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016
Operating Revenue:
Passenger	$507,935	$551,776	$628,975	$583,001	$2,271,687
Other	36,339	39,109	40,908	44,370	160,726
Total	$544,274	$590,885	$669,883	$627,371	$2,432,413
Operating Expenses	451,023	469,507	496,294	618,102	2,034,926
Operating Income	93,251	121,378	173,589	9,269	397,487
Nonoperating Income (Expense)	(13,846)	4,688	(14,749)	(12,361)	(36,268)
Income tax expense (benefit)	30,235	48,093	59,684	(913)	137,099
Net Income (Loss)	$49,170	$77,973	$99,156	$(2,179)	$224,120
Net Income Per Common Stock Share:
Basic	$0.92	$1.45	$1.86	$(0.04)	$4.19
Diluted	$0.91	$1.45	$1.85	$(0.04)	$4.15

(in thousands)	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Full Year 2017
Operating Revenue:
Passenger	$563,752	$624,006	$668,643	$630,426	$2,486,827
Other	42,457	46,110	47,573	52,178	188,318
Total	$606,209	$670,116	$716,216	$682,604	$2,675,145
Operating Expenses	544,179	533,276	547,214	586,438	2,211,107
Operating Income	62,030	136,840	169,002	96,166	464,038
Nonoperating Income (Expense)	(15,813)	(13,189)	(54,113)	9,898	(73,217)
Income tax expense (benefit)	12,572	46,755	43,267	(42,383)	60,211
Net Income	$33,645	$76,896	$71,622	$148,447	$330,610
Net Income Per Common Stock Share:
Basic	$0.63	$1.43	$1.35	$2.86	$6.23
Diluted	$0.62	$1.43	$1.34	$2.84	$6.19

Financial Summary and Statistical Metrics: Select Recast Results

	First Quarter 2016		Second Quarter 2016		Third Quarter 2016		Fourth Quarter 2016		Full Year 2016
Pre-Tax Margin	14.6%		21.3%		23.7%		(0.5)%		14.9%
Adjusted Pre-Tax Margin	12.1%		17.4%		23.9%		16.7%		17.8%
Diluted Earnings per Share	$0.91		$1.44		$1.85		$(0.04)		$4.15
Adjusted Earnings per Share	$0.76		$1.18		$1.86		$1.20		$4.98
Passenger revenue per ASM (PRASM)	11.63	¢	12.12	¢	12.87	¢	12.77	¢	12.37	¢
Operating revenue per ASM (RASM)	12.46	¢	12.98	¢	13.69	¢	13.73	¢	13.23	¢
Operating cost per ASM (CASM)	10.33	¢	10.32	¢	10.14	¢	13.52	¢	11.07	¢
CASM excluding aircraft fuel and special items	8.73	¢	8.48	¢	8.20	¢	9.04	¢	8.60	¢

	First Quarter 2017			Second Quarter 2017		Third Quarter 2017		Fourth Quarter 2017		Full Year 2017
Pre-Tax Margin	7.6%			18.5%		16.0%		15.5%		14.6%
Adjusted Pre-Tax Margin	12.6%			19.6%		22.2%		13.1%		17.0%
Diluted Earnings per Share	$0.62			$1.43		$1.34		$2.84		$6.19
Adjusted Earnings per Share	$0.98			$1.52		$1.87		$1.05		$5.41
Passenger revenue per ASM (PRASM)	12.47	¢		13.18	¢	13.52	¢	13.17	¢	13.09	¢
Operating revenue per ASM (RASM)	13.40	¢		14.15	¢	14.47	¢	14.23	¢	14.07	¢
Operating cost per ASM (CASM)	12.03	¢		11.26	¢	11.05	¢	12.22	¢	11.63	¢
CASM excluding aircraft fuel and special items	9.33	¢	(a)	8.99	¢	8.83	¢	9.64	¢	9.19	¢
(a) The recast first quarter 2017 CASM excluding aircraft fuel and special items was previously estimated as 9.29 cents in the Company’s Fourth Quarter and Full Year 2017 Earnings Release dated January 29, 2018, and has been updated based on refinement of our calculations.

Non-GAAP Financial Reconciliations
The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, PRASM, RASM, and CASM. Pursuant to Regulation G, the Company has

included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. The Company believes that excluding the impact of these derivative adjustments helps investors to analyze the Company's core operational performance and compare its results to other airlines in the periods presented below.

•	Loss on extinguishment of debt, net of tax, is excluded to help investors analyze the Company's core operational performance and compare its results to other airlines in the periods presented below.

•
As originally reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as a result of the Tax Cuts and Jobs Act of 2017, the Company recognized a one-time benefit of $104.2 million in the quarter ended December 31, 2017 from the estimated impact of the revaluation of deferred tax assets and liabilities. As a result of the Company’s retrospective adoption of ASC 606, Revenue from Contracts with Customers, effective January 1, 2018, the one-time benefit has been adjusted to $83.0 million.

Refer to the Company’s Annual Report on Form 10-K for further detail on special items.

Table 1. Operating Costs per ASM (CASM) excluding Aircraft Fuel and Special Items Outlook
(in thousands, except CASM data) (unaudited)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Estimated three months ending March 31, 2018			Estimated full year ending December 31, 2018
	(in thousands, except for CASM figures)			(in thousands, except for CASM figures)
GAAP operating expenses, as recast	$619,533	-	$646,734	$2,403,642	-	$2,560,549
Less: aircraft fuel, including taxes and delivery	(128,167)	-	(137,119)	(533,894)	-	(576,805)
Less: special items – net	(35,000)	-	(40,000)	(35,000)	-	(40,000)
Adjusted operating expenses - excluding aircraft fuel and special items	$456,365	-	$469,614	$1,834,748	-	$1,943,743
Available Seat Miles	4,703,247	-	4,748,471	19,766,949	-	20,337,150
CASM – GAAP	13.17 ¢	-	13.62 ¢	12.16 ¢	-	12.59 ¢
Less: aircraft fuel	(2.73)	-	(2.89)	(2.70)	-	(2.83)
Less: special items – net	(0.74)	-	(0.84)	(0.18)	-	(0.20)
CASM - excluding aircraft fuel and special items	9.70 ¢	-	9.89 ¢	9.28 ¢	-	9.56 ¢

Table 2. Recast Adjusted Income Before Income Taxes
(in thousands) (unaudited)

(in thousands)	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016
Income Before Income Taxes, as recast	$79,405	$126,066	$158,840	$(3,093)	$361,218
Add: changes in fair value of derivative contracts	(16,960)	(29,886)	1,076	(1,907)	(47,678)
Add: loss on extinguishment of debt	3,350	6,643	—	480	10,473
Add: special items – net	—	—	—	109,142	109,142
Adjusted Income Before Income Taxes	$65,795	$102,823	$159,916	$104,622	$433,156

(in thousands)	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Full Year 2017
Income Before Income Taxes, as recast	$46,217	$123,651	$114,889	$106,064	$390,821
Add: changes in fair value of derivative contracts	11,387	2,810	(6,069)	(11,974)	(3,846)
Add: special items – net	18,679	4,771	50,202	(4,617)	69,035
Adjusted Income Before Income Taxes	$76,283	$131,232	$159,022	$89,473	$456,010

Table 3. Recast Adjusted Net Income
(in thousands) (unaudited)

(in thousands)	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016
GAAP net income, as recast	$49,170	$77,973	$99,156	$(2,179)	$224,120
Add (deduct): changes in fair value of derivative contracts	(16,960)	(29,886)	1,076	(1,907)	(47,678)
Add: loss on extinguishment of debt	3,350	6,643	—	480	10,473
Add: special items – net	—	—	—	109,142	109,142
Add (deduct): tax effect of adjustments	5,172	8,832	(409)	(40,903)	(27,307)
Adjusted net income	$40,732	$63,562	$99,823	$64,633	$268,750
Diluted per share	$0.76	$1.18	$1.86	$1.20	$4.98

(in thousands)	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Full Year 2017
GAAP net income, as recast	$33,645	$76,896	$71,622	$148,447	$330,610
Add: estimated effect of revaluation of deferred tax liability	—	—	—	(82,978)	(82,978)
Add (deduct): changes in fair value of derivative contracts	11,387	2,810	(6,069)	(11,974)	(3,845)
Add: special items – net	18,679	4,771	50,202	(4,617)	69,035
Add (deduct): tax effect of adjustments	(11,001)	(2,764)	(16,091)	6,079	(23,886)
Adjusted net income	$52,710	$81,713	$99,664	$54,957	$288,936
Diluted per share	$0.98	$1.52	$1.86	$1.05	$5.41

Table 4. Recast Pre-Tax Margin

(percent) (unaudited)
The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt and special items from pre-tax margin for the same reasons as described above.

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016
Pre-Tax Margin, as recast	14.6%	21.3%	23.7%	(0.5)%	14.9%
Add (deduct): changes in fair value of derivative contracts	(3.1)%	(5.1)%	0.2%	(0.3)%	(2.0)%
Add: loss on extinguishment of debt	0.6%	1.1%	-	0.1%	0.4%
Add: special items – net	-	-	-	17.4%	4.5%
Adjusted Pre-Tax Margin	12.1%	17.4%	23.9%	16.7%	17.8%

	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Full Year 2017
Pre-Tax Margin, as recast	7.6%	18.5%	16.0%	15.5%	14.6%
Add (deduct): changes in fair value of derivative contracts	1.9%	0.4%	(0.8)%	(1.8)%	(1.1)%
Add: special items – net	3.1%	0.7%	7.0%	(0.7)%	2.6%
Adjusted Pre-Tax Margin	12.6%	19.6%	22.2%	13.1%	17.0%

Table 5. Recast Operating Costs per ASM (CASM) Excluding Aircraft Fuel and Special Items
(in thousands, except CASM data) (unaudited)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

(in thousands, except CASM data)	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016
GAAP operating expenses, as recast	$451,023	$469,507	$496,294	$618,102	$2,034,926
Less: aircraft fuel, including taxes and delivery	(69,900)	(83,798)	(94,818)	(95,806)	(344,322)
Less: special items – net	—	—	—	(109,142)	(109,142)
Adjusted operating expenses—excluding aircraft fuel and special items	$381,123	$385,709	$401,476	$413,154	$1,581,462
Available Seat Miles	4,368,096	4,551,094	4,894,768	4,570,679	18,384,637
CASM – GAAP	10.33 ¢	10.32 ¢	10.14 ¢	13.52 ¢	11.07 ¢
Less: aircraft fuel	(1.60)	(1.84)	(1.94)	(2.09)	(1.87)
Less: special items – net	—	-	-	(2.39)	(0.60)
CASM – excluding aircraft fuel and special items	8.73 ¢	8.48 ¢	8.20 ¢	9.04 ¢	8.60 ¢

(in thousands, except CASM data)	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017	Full Year 2017
GAAP operating expenses, as recast	$544,179	$533,276	$547,214	$586,438	$2,211,107
Less: aircraft fuel, including taxes and delivery	(103,538)	(102,774)	(110,111)	(123,960)	(440,383)
Less: special items – net	(18,679)	(4,771)	-	-	(23,450)
Adjusted operating expenses—excluding aircraft fuel and special items	$421,674	$425,731	$437,103	$462,478	$1,747,274
Available Seat Miles	4,522,353	4,735,491	4,950,801	4,798,039	19,006,682
CASM – GAAP	12.03 ¢	11.26 ¢	11.05 ¢	12.22 ¢	11.63 ¢
Less: aircraft fuel	(2.29)	(2.17)	(2.22)	(2.58)	(2.32)
Less: special items – net	(0.41)	(0.10)	-	-	(0.12)
CASM – excluding aircraft fuel and special items	9.33 ¢	8.99 ¢	8.83 ¢	9.64 ¢	9.19 ¢

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s expectations regarding operating revenue per available seat mile, cost per available seat mile excluding fuel and special items, available seat miles, and gallons of jet fuel consumed for the quarter ending March 31, 2018; the Company’s expectations regarding cost per available seat mile excluding fuel and special items, and available seat miles for the full year ending December 31, 2018; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai’i; the Company’s ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company’s future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as the other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

About Hawaiian Airlines
Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler and Travel + Leisure have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 89th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.